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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest reported)          May 11, 2001
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                             FINANTRA CAPITAL, INC.
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             (Exact Name of registrant as specified in its charter)


          Delaware                     0-22681                  13-3571419
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


 150 South Pine Island Road, Suite 500
          Plantation, Florida                                       33324
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code        (954) 577-9225
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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           On May 11, 2001, BHC Interim Funding L.P., or an affiliate ("BHC"), an entity unrelated to Finantra Capital, Inc. (the "Registrant"), acting in accordance with certain remedies granted to it upon the occurrence and continuance of events of default under the BHC Loan and the Guaranty (each as defined below), foreclosed upon and sold at public sale all of the issued and outstanding capital stock of Travelers Investment Corporation ("TIC") and Travelers Acquisition Corporation ("TAC"). TIC was a wholly-owned subsidiary of TAC. TAC, in turn, was a wholly-owned subsidiary of the Registrant. TAC, primarily, was a holding company for TIC's capital stock. TIC, during the period that it was owned by the Registrant, and for approximately 25 years prior thereto, was a consumer finance company specializing in billing and collection services. The operations of TIC have recently accounted for a significant portion of the consolidated operating revenue of the Registrant.

           During the fourth quarter of 1999, the Registrant, through TAC, borrowed $3.65 million from BHC (the "BHC Loan") to help finance the Registrant's acquisition of TIC and its affiliates. To secure TAC's obligations and liabilities to BHC under the BHC Loan, the Registrant caused TAC to pledge to BHC, among other things, all of the issued and outstanding capital stock of TIC. The Registrant guaranteed all of TAC's obligations and liabilities to BHC under the BHC Loan (the "Guaranty"). The Registrant secured its obligations to BHC under the Guaranty by pledging to BHC all of the issued and outstanding capital stock of TAC. Neither TAC nor the Registrant have been able to satisfy its respective obligations under, or otherwise cure the payment (and other) defaults existing, under the BHC Loan and the Guaranty, respectively. As a result thereof, BHC, pursuant to its rights, effected the aforementioned foreclosure sales.

           As a consequence of the foregoing, the Registrant no longer has any equity interest in TIC (or TAC). As previously stated, TIC has recently accounted for a significant portion of the Registrant's consolidated operating revenue. The Registrant is currently evaluating all of its alternatives, including a potential liquidation of its remaining assets.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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           (c)     Exhibits

                   No.         Description
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                   99          Press Release of Registrant dated May 17, 2001


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                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2001

                                             FINANTRA CAPITAL, INC.


                                              By:    /s/ Robert D. Press
                                                   --------------------------
                                                      Chairman of the Board



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                                  EXHIBIT INDEX


                  No.            Description
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                  99             Press Release of Registrant dated May 17, 2001